Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

September 30, 2005

Property	Location	Leasable Area (Square Feet)	Year Developed or Acquired (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Sep-05	Sep-04
Shopping Centers

Ashburn Village	Ashburn, VA	211,327	1994 /00 /01/02	26.4	100%	100%	Giant Food, Ruby Tuesday, Blockbuster, Long & Foster

Beacon Center	Alexandria, VA	350,715	1972 (1993/99)	32.3	100%	97%	Lowe’s, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread

Belvedere	Baltimore, MD	54,941	1972	4.8	100%	100%	Food City, Family Dollar

Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	92%	89%	Publix, Blockbuster

Boulevard	Fairfax, VA	56,350	1994 (1999)	5.0	100%	100%	Danker Furniture, Petco, Panera Bread, Party City

Briggs Chaney MarketPlace	Silver Spring, MD	197,486	2004	18.2	98%	93%	Safeway, Ross Dress For Less, Chuck E Cheese, Family Dollar

Broadlands Village	Loudoun County, VA	107,286	2003	16.0	100%	100%	Safeway, Blockbuster

Broadlands Village II	Loudoun County, VA	30,193	2004	2.5	100%	N/A	Original Steakhouse, Bonefish Grill

Clarendon/Clarendon Station	Arlington, VA	11,808	1973/1996	0.6	100%	100%

Countryside	Loudoun County, VA	141,696	2004	16.0	95%	95%	Safeway, CVS Pharmacy

Cruse MarketPlace	Forsyth County, GA	78,686	2004	10.6	97%	97%	Publix

Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%

French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	94%	95%	Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear, Lakeshore Learning Center, BridesMart, Staples, Dollar Tree

Germantown	Germantown, MD	26,241	1992	2.7	100%	100%

Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food

The Glen	Lake Ridge, VA	134,317	1994	14.7	99%	100%	Safeway Marketplace

Great Eastern	District Heights, MD	254,448	1972 (1995)	23.9	99%	99%	Giant Food, Pep Boys, Big Lots

Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Blockbuster

Shopping Centers (continued)

Kentlands Square	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s, Chipotle

Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	100%	N/A	Elizabeth Arden’s Red Door Salon, Bonefish Grill

Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	100%	100%	Party Depot, CVS Pharmacy, Kinko’s, Hollywood Video

Lexington Mall	Lexington, KY	158,701	1974	30.0	100%	58%

Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	98%	98%	SuperFresh, Rite Aid, Blockbuster, Ace Hardware

Shops at Monocacy	Frederick, MD	109,144	2004	13.0	100%	N/A	Giant Food, Panera Bread

Olde Forte Village	Ft. Washington, MD	143,062	2003	16.0	90%	67%	Safeway, Blockbuster, Mimi’s Cafe, Toojay’s Deli, Catherines

Olney	Olney, MD	53,765	1975 (1990)	3.7	97%	100%	Rite Aid

Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	100%	N/A	Albertson’s, Office Depot

Ravenwood	Baltimore, MD	85,958	1972	8.0	97%	98%	Giant Food, Hollywood Video

Seven Corners	Falls Church, VA	560,998	1973 (1994-7)	31.6	99%	99%	The Home Depot, Shoppers Club, Michaels, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes, The Room Store

Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	100%	100%	Super H Mart, Blockbuster

Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	99%	99%	Giant Food, The Home Depot, Circuit City, Michaels, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse

Southside Plaza	Richmond, VA	373,651	1972	32.8	97%	86%	Farmers Foods, CVS Pharmacy, Maxway, Citi Trends

South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	91%	100%	MacFrugals, Pep Boys, The Emory Clinic, Maxway

Thruway	Winston-Salem, NC	352,355	1972 (1997)	30.5	94%	92%	Harris Teeter, Fresh Market, Borders, Bed Bath & Beyond, Stein Mart, Eckerd, Blockbuster, JoS. A Banks, Bonefish Grill, Chico’s, Ann Taylor

Village Center	Centreville, VA	143,109	1990	17.2	99%	100%	Giant Food, Tuesday Morning, Blockbuster

West Park	Oklahoma City, OK	76,610	1975	11.2	54%	72%	Drapers Market, Family Dollar

White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5	100%	99%	Giant Food, Sears, Rite Aid, Blockbuster

	Total Shopping Centers	6,070,783		558.6	97.3%	93.9%

Office Properties

Avenel Business Park	Gaithersburg, MD	390,579	1981-2000	37.1	97%	97%	General Services Administration, VIRxSYS, Broadsoft, Arrow Financial, Quanta Systems, SeraCare Life Sciences, Panacos Pharmaceutical

Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4	90%	93%	Compass Group, Roxtec, Outdoor Innovations, Auto Panels Plus, Gofit, Freedom Express

601 Pennsylvania Ave	Washington, DC	226,604	1973 (1986)	1.0	100%	100%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Pharmaceutical Care Mgmt Assn, Freedom Forum, Capital Grille

Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2	95%	94%	Team Video Intl, Office Depot, Pier 1

Washington Square	Alexandria, VA	234,775	1975 (2000)	2.0	100%	93%	Vanderweil Engineering, World Wide Retail Exch., EarthTech, Thales, Bank of America, Trader Joe’s, Kinko’s, Talbot’s, Blockbuster

	Total Office Properties	1,205,586		63.7	96.8%	96.0%

	Total Portfolio	7,276,369		622.3	97.2%	94.2%

Development Parcels

Broadlands Village III	Loudoun County, VA		2002	5.5	Preparing architectural and engineering plans for County approvals for retail expansion.

Clarendon Center	Arlington, VA		2002	1.3	Pursuing zoning approvals from County.

Lansdowne Town Center	Loudoun County, VA		2002	23.4	Preparing architectural and engineering plans for County approvals for shopping center development.

Ashland Square	Dumfries, VA		2004	19.3	Preparing architectural and engineering plans for County approvals for shopping center development.

Lexington	Lexington, KY		1974	0.0	Subsequent to the execution of a new land use agreement, redevelopment commenced for approximately 26 acres in September 2005.
New Market	New Market, MD		2005	35.5	Contracted to purchase a neighboring parcel in order to assemble additional acreage for a future retail development near the I-70 interchange.

	Total Development Properties			85.0